Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2016 Fourth Quarter and Full Year Results
Company Reports Record Quarterly and Annual Revenue, Operating and Net Income

Fremont, Calif., - January 10, 2017 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2016.

	Q4 FY16	Q4 FY15	Net change
Revenue ($M)	$3,887	$3,550	9.5%
Operating income ($M)	$130.6	$105.0	24.5%
Non-GAAP operating income ($M)(1)	$156.1	$120.0	30.1%
Operating margin	3.36%	2.96%	40 bps
Non-GAAP operating margin(1)	4.02%	3.38%	64 bps
Net income attributable to SYNNEX Corporation ($M)	$85.3	$62.2	37.3%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$102.9	$71.6	43.7%
Diluted EPS	$2.13	$1.56	36.5%
Non-GAAP Diluted EPS(1)	$2.57	$1.80	42.8%
(1) Non-GAAP financial measures exclude the impact of acquisition and integration expenses, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
“Our financial results for our fourth quarter and fiscal 2016 are a reflection of strong execution and the progress we have made in our strategy,” said Kevin Murai, President and Chief Executive Officer, SYNNEX Corporation. “and I believe our strategic investments will continue to position us well for the future.”

Fiscal 2016 Fourth Quarter Highlights:

•
Technology Solutions: Revenue was $3.4 billion, up 6.6% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business increased by 5.9% compared with last year. Technology Solutions generated operating income of $92.6 million, or 2.73% of segment revenue, compared with $80.4 million, or 2.53% of segment revenue, in the fiscal fourth quarter of 2015.

•
Concentrix: Revenue was $500.4 million, an increase of 33.9% from the $373.6 million in revenue generated during the fourth quarter of last year. Adjusting for the Minacs acquisition and translation effect of foreign currencies, Concentrix revenue grew 1.8% compared with last year. Operating income was $38.0 million, or 7.60% of Concentrix revenue, compared with $24.4 million in the prior fiscal year quarter. Non-GAAP operating income was $62.8 million, or 12.55% of segment revenue, for fiscal fourth quarter of 2016, compared with $38.8 million, or 10.38% of segment revenue, in the fiscal fourth quarter of 2015.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 10.3% compared with 9.2% in the prior year fiscal fourth quarter. The adjusted trailing fiscal four quarters ROIC was 11.5%.

•	The debt to capitalization ratio was 32.8%, up from 28.9% in the prior fiscal year fourth quarter.

•	Depreciation and amortization were $18.7 million and $19.0 million, respectively.

•	Cash generated from operations was approximately $51 million for the quarter.

	FY16	FY15	Net change
Revenue ($M)	$14,062	$13,338	5.4%
Operating income ($M)	$379.6	$354.6	7.1%
Non-GAAP operating income ($M)(1)	$449.7	$419.4	7.2%
Operating margin	2.70%	2.66%	4 bps
Non-GAAP operating margin(1)	3.20%	3.14%	6 bps
Net income attributable to SYNNEX Corporation ($M)	$234.9	$208.5	12.7%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)	$281.2	$249.9	12.5%
Diluted EPS	$5.88	$5.24	12.2%
Non-GAAP Diluted EPS(1)	$7.04	$6.28	12.1%
(1) Non-GAAP financial measures exclude the impact of acquisition and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
Fiscal 2016 Highlights:

•
Technology Solutions: Revenue was $12.5 billion, up 4.6% from the prior fiscal year. Adjusting for the translation effect of foreign currencies, the Technology Solutions business increased by 4.7% compared with last year. Technology Solutions operating income was $315.5 million, or 2.70% of segment revenue compared with $303.0 million, or 2.54% of segment revenue, in fiscal 2015.

•
Concentrix: Revenue was $1.6 billion, a 12.1% increase from the $1.4 billion in revenue generated during last year. Adjusting for the Minacs acquisition and translation effect of foreign currencies, Concentrix revenue grew 2.7% compared with last year. Operating income was $63.9 million, or 4.02% of Concentrix revenue, compared with $51.1 million in the prior fiscal year. Non-GAAP operating income was $131.4 million, or 8.27% of segment revenue, for fiscal 2016, compared with $113.4 million, or 8.00% of segment revenue, in fiscal 2015.

•	Depreciation and amortization were $65.3 million and $55.5 million, respectively.

•	Cash generated from operations was approximately $326 million for the year.

Fiscal 2017 First Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2017 first quarter. Non-GAAP financial measures exclude the impact of acquisition and integration expenses, the amortization of intangibles and the related tax impact thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.40 billion to $3.60 billion.

•	Net income is expected to be in the range of $52.6 million to $55.8 million and on a Non-GAAP basis net income is expected to be in the range of $64.7 million to $67.9 million.

•	Diluted earnings per share is expected to be in the range of $1.31 to $1.39 and on a Non-GAAP basis diluted earnings per share is expected to be in the range of $1.61 to $1.69.

•	After-tax amortization of intangibles is expected to be $11.1 million, or $0.28 per share. After tax acquisition and integration expenses are expected to be $1.0 million, or $0.02 per share.

Dividend Announcement
SYNNEX previously announced that its Board of Directors declared a quarterly cash dividend of $0.25 per common share. The dividend will be payable on January 27, 2017 to stockholders of record as of the close of business on January 13, 2017.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing outsourced services focused on customer relationship management. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in 26 countries around the world. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation, non-GAAP diluted earnings per share and adjusted ROIC, which are non-GAAP financial measures that exclude acquisition and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of debt and equity, net of cash and cash equivalents in the United States. Adjusted ROIC, or ROIC excluding the impact of acquisition and integration expenses, restructuring costs and the amortization of intangibles is calculated by excluding the tax effected impact of these items from operating income and equity.
These non-GAAP financial measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business to establish operational goals, and in some cases for measuring performance for compensation purposes. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2017 first quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, after-tax amortization of intangibles, after-tax impact of acquisition and integration expenses and the timing of completion of such costs, our progress regarding our growth initiatives, currency impact, the frequency and occurrence of dividend declarations, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2015 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2017 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, MINACS and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, CONCENTRIX and MINACS Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	November 30, 2016	November 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$380,717	$336,072
Restricted cash	6,265	88,558
Short-term investments	5,109	5,546
Accounts receivable, net	1,756,494	1,759,491
Receivable from related parties	102	114
Inventories	1,741,734	1,328,967
Current deferred tax assets	49,116	40,510
Other current assets	105,572	90,523
Total current assets	4,045,109	3,649,781
Property and equipment, net	312,716	248,627
Goodwill	486,239	298,785
Intangible assets, net	298,550	166,567
Deferred tax assets	14,448	19,849
Other assets	66,201	60,538
Total assets	$5,223,263	$4,444,147

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$363,737	$92,093
Accounts payable	1,683,155	1,445,194
Payable to related parties	30,679	7,661
Accrued compensation and benefits	165,585	135,453
Other accrued liabilities	217,575	218,687
Income taxes payable	17,097	19,069
Total current liabilities	2,477,828	1,918,157
Long-term borrowings	603,229	638,798
Other long-term liabilities	103,217	76,582
Deferred tax liabilities	63,191	10,713
Total liabilities	3,247,465	2,644,250
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	41	40
Additional paid-in capital	440,713	411,687
Treasury stock	(67,262)	(51,287)
Accumulated other comprehensive income (loss)	(93,116)	(55,237)
Retained earnings	1,695,400	1,494,178
Total SYNNEX Corporation stockholders’ equity	1,975,776	1,799,381
Noncontrolling interest	22	516
Total equity	1,975,798	1,799,897
Total liabilities and equity	$5,223,263	$4,444,147

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2016	November 30, 2015	November 30, 2016	November 30, 2015
Revenue:
Products	$3,390,665	$3,179,750	$12,490,427	$11,936,282
Services	496,237	369,867	1,571,410	1,402,115
Total revenue	3,886,902	3,549,617	14,061,837	13,338,397
Cost of revenue:
Products	(3,206,961)	(3,012,292)	(11,815,479)	(11,276,819)
Services	(301,155)	(224,589)	(963,393)	(869,787)
Gross profit	378,786	312,736	1,282,965	1,191,791
Selling, general and administrative expenses	(248,144)	(207,771)	(903,369)	(837,239)
Operating income	130,642	104,965	379,596	354,552
Interest expense and finance charges, net	(8,748)	(7,246)	(28,993)	(26,296)
Other income (expense), net	856	606	5,461	(1,061)
Income before income taxes	122,750	98,325	356,064	327,195
Provision for income taxes	(37,440)	(36,101)	(121,059)	(118,588)
Net income	85,310	62,224	235,005	208,607
Net (income) loss attributable to noncontrolling interest	8	(67)	(59)	(82)
Net income attributable to SYNNEX Corporation	$85,318	$62,157	$234,946	$208,525
Earnings per share attributable to SYNNEX Corporation:
Basic	$2.14	$1.57	$5.91	$5.28
Diluted	$2.13	$1.56	$5.88	$5.24
Weighted-average common shares outstanding:
Basic	39,431	39,134	39,321	39,061
Diluted	39,647	39,431	39,530	39,352
Cash dividends declared per share	$0.25	$0.20	$0.85	$0.58

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2016	November 30, 2015	November 30, 2016	November 30, 2015
Revenue:
Technology Solutions	$3,390,749	$3,179,819	$12,490,718	$11,936,660
Concentrix	500,404	373,639	1,587,736	1,416,670
Inter-segment elimination	(4,251)	(3,841)	(16,617)	(14,933)
Consolidated	$3,886,902	$3,549,617	$14,061,837	$13,338,397

Operating income:
Technology Solutions	$92,589	$80,438	$315,485	$302,950
Concentrix	38,022	24,408	63,877	51,127
Inter-segment elimination	31	119	234	475
Consolidated	$130,642	$104,965	$379,596	$354,552

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended		Fiscal Year Ended
	November 30, 2016	November 30, 2015	November 30, 2016	November 30, 2015
Revenue in Constant Currency
Consolidated
Revenue	$3,886,902	$3,549,617	$14,061,837	$13,338,397
Foreign currency translation	(21,835)		37,268
Revenue in constant currency	$3,865,067	$3,549,617	$14,099,105	$13,338,397

Technology Solutions
Revenue	$3,390,749	$3,179,819	$12,490,718	$11,936,660
Foreign currency translation	(22,778)		12,780
Revenue in constant currency	$3,367,971	$3,179,819	$12,503,498	$11,936,660

Concentrix
Revenue	$500,404	$373,639	$1,587,736	$1,416,670
Foreign currency translation	943		24,488
Revenue in constant currency	$501,347	$373,639	$1,612,224	$1,416,670

	Three Months Ended		Fiscal Year Ended
	November 30, 2016	November 30, 2015	November 30, 2016	November 30, 2015
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$248,144	$207,771	$903,369	$837,239
Acquisition and integration expenses	6,465	2,038	10,393	10,109
Restructuring costs	—	—	4,255	—
Amortization of intangibles	18,504	12,669	54,250	53,646
Adjusted selling, general and administrative expenses	$223,175	$193,064	$834,471	$773,484

Technology Solutions
GAAP selling, general and administrative expenses	$91,200	$87,088	$359,754	$356,880
Amortization of intangibles	670	652	2,657	2,630
Adjusted selling, general and administrative expenses	$90,530	$86,436	$357,097	$354,250

Concentrix
GAAP selling, general and administrative expenses	$159,007	$122,649	$551,570	$487,187
Acquisition and integration expenses	6,465	2,038	10,393	10,109
Restructuring costs	—	—	4,255	—
Amortization of intangibles	17,834	12,017	51,593	51,016
Adjusted selling, general and administrative expenses	$134,708	$108,594	$485,329	$426,062

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2016	November 30, 2015	November 30, 2016	November 30, 2015
Operating income and Operating margin
Consolidated
Revenue	$3,886,902	$3,549,617	$14,061,837	$13,338,397

GAAP operating income	$130,642	$104,965	$379,596	$354,552
Acquisition and integration expenses	6,465	2,038	10,393	10,109
Restructuring costs	—	—	4,255	—
Amortization of intangibles	18,981	12,985	55,490	54,756
Non-GAAP operating income	$156,088	$119,988	$449,734	$419,417
Depreciation	18,712	13,449	65,261	48,754
Adjusted EBITDA	$174,800	$133,437	$514,995	$468,171

GAAP operating margin	3.36%	2.96%	2.70%	2.66%
Non-GAAP operating margin	4.02%	3.38%	3.20%	3.14%

Technology Solutions
Revenue	$3,390,749	$3,179,819	$12,490,718	$11,936,660

GAAP operating income	$92,589	$80,438	$315,485	$302,950
Amortization of intangibles	670	652	2,657	2,630
Non-GAAP operating income	$93,259	$81,090	$318,142	$305,580
Depreciation	3,489	3,307	13,935	12,475
Adjusted EBITDA	$96,748	$84,397	$332,077	$318,055

GAAP operating margin	2.73%	2.53%	2.53%	2.54%
Non-GAAP operating margin	2.75%	2.55%	2.55%	2.56%

Concentrix
Revenue	$500,404	$373,639	$1,587,736	$1,416,670

GAAP operating income	$38,022	$24,408	$63,877	$51,127
Acquisition and integration expenses	6,465	2,038	10,393	10,109
Restructuring costs	—	—	4,255	—
Amortization of intangibles	18,311	12,333	52,833	52,126
Non-GAAP operating income	$62,798	$38,779	$131,358	$113,362
Depreciation	15,254	10,261	51,560	36,755
Adjusted EBITDA	$78,052	$49,040	$182,918	$150,117

GAAP operating margin	7.60%	6.53%	4.02%	3.61%
Non-GAAP operating margin	12.55%	10.38%	8.27%	8.00%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended November 30, 2016	Fiscal Year Ended November 30, 2016
Minacs operating income
GAAP operating income	$2,722	$3,838
Acquisition and integration expenses	1,657	2,052
Amortization of intangibles	7,662	9,397
Non-GAAP operating income	$12,041	$15,287
Depreciation	1,888	2,944
Adjusted EBITDA	$13,929	$18,231

	Three Months Ended		Fiscal Year Ended
	November 30, 2016	November 30, 2015	November 30, 2016	November 30, 2015
Net income
Net income attributable to SYNNEX Corporation	$85,318	$62,157	$234,946	$208,525
Acquisition and integration expenses	6,465	2,038	10,393	10,109
Restructuring costs	—	—	4,255	—
Amortization of intangibles	18,981	12,985	55,490	54,756
Income taxes related to the above(1)	(7,829)	(5,546)	(23,846)	(23,510)
Non-GAAP net income attributable to SYNNEX Corporation	$102,935	$71,634	$281,238	$249,880

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$85,318	$62,157	$234,946	$208,525
Less: net income allocated to participating securities	(834)	(673)	(2,408)	(2,413)
Net income attributable to SYNNEX Corporation common stockholders	84,484	61,484	232,538	206,112
Acquisition and integration expenses attributable to SYNNEX Corporation common stockholders	6,405	2,017	10,297	10,002
Restructuring costs attributable to SYNNEX Corporation common stockholders	—	—	4,217	—
Amortization of intangibles attributable to SYNNEX Corporation common stockholders	18,787	12,845	54,891	54,133
Income taxes related to the above attributable to SYNNEX Corporation common stockholders(1)	(7,749)	(5,489)	(23,590)	(23,261)
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$101,927	$70,857	$278,353	$246,986

Weighted-average number of common shares - diluted:	39,647	39,431	39,530	39,352

Diluted EPS(2)	$2.13	$1.56	$5.88	$5.24
Acquisition and integration expenses	0.16	0.05	0.26	0.25
Restructuring costs	—	—	0.11	—
Amortization of intangibles	0.47	0.33	1.39	1.38
Income taxes related to the above(1)	(0.20)	(0.14)	(0.60)	(0.59)
Non-GAAP Diluted EPS(3)	$2.57	$1.80	$7.04	$6.28

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(continued)

	Forecast
	Three Months Ending February 28, 2017
	Low	High
Net income
Net income attributable to SYNNEX Corporation	$52.6	$55.8
Acquisition and integration expenses	1.5	1.5
Amortization of intangibles	17.0	17.0
Income taxes related to the above(1)	(6.4)	(6.4)
Non-GAAP net income attributable to SYNNEX Corporation	$64.7	$67.9

Diluted EPS(2)	$1.31	$1.39
Acquisition and integration expenses	0.04	0.04
Amortization of intangibles	0.42	0.42
Income taxes related to the above(1)	(0.16)	(0.16)
Non-GAAP Diluted EPS(3)	$1.61	$1.69
(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.0% of the Net income attributable to SYNNEX Corporation for both the three months and the year ended November 30, 2016, and approximately 1.1% and 1.2% for the three months and the year ended November 30, 2015, respectively. Net income allocated to participating securities is approximately 1.0% of the Net income attributable to SYNNEX Corporation for the three months ending February 28, 2017.
(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital ("ROIC")

	November 30, 2016	November 30, 2015
ROIC
Operating income (Trailing fiscal four quarters)	$379,596	$354,552
Income taxes on operating income(1)	(129,042)	(128,503)
Operating income after taxes	250,554	226,049

Total borrowings, excluding book overdraft (five quarters average)	$781,568	$804,906
Total equity (five quarters average)	1,879,777	1,723,374
Less: U.S. cash and cash equivalents (five quarters average)	(229,940)	(80,476)
Total invested capital	2,431,405	2,447,804

ROIC	10.3%	9.2%

Adjusted ROIC
Non-GAAP operating income (Trailing fiscal four quarters)	$449,734	$419,417
Income taxes on Non-GAAP operating income(1)	(152,846)	(152,013)
Non-GAAP operating income after taxes	296,888	267,404

Total invested capital	$2,431,405	$2,447,804
Tax effected impact of acquisition and integration expenses, restructuring costs and amortization of intangibles (five quarters average)	158,550	118,241
Total Non-GAAP invested capital	2,589,955	2,566,045

Adjusted ROIC	11.5%	10.4%
(1) Income taxes on operating income was calculated using the applicable effective tax rates during the respective quarters.

Debt to Capitalization

		November 30, 2016	November 30, 2015
Total borrowings, excluding book overdraft	(a)	$963,584	$730,891
Total equity	(b)	1,975,798	1,799,897
Debt to capitalization	(a)/((a)+(b))	32.8%	28.9%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(continued)

Cash Conversion Cycle

		Three Months Ended
		November 30, 2016	November 30, 2015
Days sales outstanding
Revenue (products and services)	(a)	$3,886,902	$3,549,617
Accounts receivable, including receivable from related parties	(b)	1,756,596	1,759,605
Days sales outstanding	(b)/((a)/the number of days during the period)	41	45

Days inventory outstanding
Cost of revenue (products and services)	(c)	$3,508,116	$3,236,881
Inventories	(d)	1,741,734	1,328,967
Days inventory outstanding	(d)/((c)/the number of days during the period)	45	37

Days payable outstanding
Cost of revenue (products and services)	(e)	$3,508,116	$3,236,881
Accounts payable, including payable to related parties	(f)	1,713,834	1,452,855
Days payable outstanding	(f)/((e)/the number of days during the period)	44	41

Cash conversion cycle		42	41